Exhibit 5.1
Marc A. Recht
(617) 937-2316
mrecht@cooley.com
June 9, 2010
Clinical Data, Inc.
One Gateway Center
Suite 702
Newton, MA 02458
Ladies and Gentlemen:
We have acted as counsel for Clinical Data, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of 1,945,576 shares (the “Shares”) (including up to 291,836 shares that may be sold pursuant to the exercise of an over-allotment option) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 (File No. 333-143883) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on June 28, 2007, as amended and supplemented by subsequent filings, including the Registration Statement on Form S-3 filed with the Commission pursuant to Rule 462(b) of the Act (File No. 333-167384) (together with the Initial Registration Statement, the “Registration Statements”), the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus”) All of the Shares are to be sold by the Company as described in the Registration Statements and Prospectus.
In connection with this opinion, we have examined and relied upon the Registration Statements and the Prospectus, the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statements and the Prospectus, will be validly issued, fully paid and non-assessable.

Clinical Data, Inc.
June 9, 2010
Page Two
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statements and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.
Respectfully yours,

Cooley LLP
By:	/s/ Marc A. Recht
Marc A. Recht